Exhibit 3.13

CERTIFICATE OF CHANGE

OF THE

CERTIFICATE OF INCORPORATION

OF

ACETO CORPORATION

Under Section 805-A of the Business Corporation Law

                       The undersigned, being the President and Secretary of  ACETO CORPORATION for the purpose of changing the location of the office of ACETO CORPORATION, do hereby certify and set forth:

          1.          The name of the Corporation is ACETO CORPORATION.  The name under which the Corporation was formed is ACETO CHEMICAL CO. INC.

          2.          The date of the Certificate of Incorporation was filed by the Department of State is the 13th day of June, 1947.

          3.          The Certificate of Incorporation of ACETO CORPORATION is hereby changed to effect a change in location of the office of the Corporation pursuant to Section 801(b) (3) of the Business Corporation Law.

          4.          Paragraph FOURTH of the Certificate of Incorporation which sets forth the location of the Corporation and the designation of place to which process is to be mailed, is amended to read as follows:

The Secretary of State of the State New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served; the office of the Corporation shall be located in the Incorporated Village or Lake Success, County of Nassau, State of New York; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation served upon him or her as agent of the Corporation is One Hollow Lane, Lake Success, New York 11042–1215.

          5.           This change to the Certificate of Incorporation was approved pursuant to authorization of the board of directors.

                           IN WITNESS WHEREOF, this Certificate has been subscribed this 18th day of December, 1990, by the undersigned who affirm the statements made herein are true under the penalties of perjury.

/s/ Robert Parsont
Robert Parsont, President
ACETO CORPORATION

/s/ Donald Horowitz
Donald Horowitz, Secretary
ACETO CORPORATION

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